Exhibit 10.1

Chase Packaging Corporation

636 River Road

Fair Haven, NJ 07704

March 30, 2012

RE:	Series A 10% Convertible Preferred Stock

Dear Purchaser:

Reference is made to that certain Statement of Resolution Establishing the Series A 10% Convertible Preferred Stock (the “Statement”) of Chase Packaging Corporation (the “Corporation”).  Capitalized terms used herein that are not specifically defined shall have the meanings assigned to them in the Statement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is understood and agreed as follows:

1.             Waiver of Liquidation Rights Option.  The undersigned Purchaser hereby waives his or her right to request liquidation of the Series A 10% Convertible Preferred Stock under Paragraph 5(b) of the Statement prior to August 2, 2016.

2.             Successors and Assigns.  The terms and conditions of this side letter agreement (the “Agreement”) shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Preferred Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Corporation may not assign it rights or obligations under this Agreement.

3.             Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other agreement or document delivered herewith, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of the Certificate of Designation, this Agreement or the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

4.             Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Please sign and date this letter in the space provided below to confirm your agreement to the terms hereof.

Sincerely,

CHASE PACKAGING CORPORATION

	By:	/s/ Allen T. McInnes
Allen T. McInnes, President

Accepted and Agreed to by:

(Signature)

(Printed/Typed Name)

Date:

SCHEDULE OF SERIES A 10% CONVERTIBLE

PREFERRED STOCK SIGNATORIES

TD Ameritrade Clearing, Inc.

Cust FBO William J Barrett, Jr. IRA

Rollover

Sara Barrett

William J. Barrett

Edward L. Flynn

Leona T. Flynn

David S. Gardner

Elizabeth R. Gardner

Herbert M. Gardner

Janney Montgomery Scott LLC

Cust FBO Herbert M. Gardner IRA Rollover

Mary Gardner

Peter H. Gardner and Linda Gardner

TD Ameritrade Clearing, Inc.

Cust FBO Ann C W Green IRA

Ann C. W. Green

Allen T. McInnes